EXHIBIT 22.1

                             LIST OF SUBSIDIARIES



                                    PERCENTAGE OWNED BY
                                   RESOURCE AMERICA, INC.,         STATE OF
CORPORATE NAME                 OR WHOLLY OWNED SUBSIDIARY       INCORPORATION

Resource Programs, Inc.                        100%                Delaware
St. Julien III Corp.                           100%              Pennsylvania
Resource Commercial Mortgages, Inc.            100%              Pennsylvania
Resource Properties, Inc.                      100%                Delaware
Resource Properties II, Inc.                   100%                Delaware
Resource Properties III, Inc.                  100%                Delaware
Resource Properties IV, Inc.                   100%                Delaware
Resource Properties V, Inc.                    100%                Delaware
Resource Properties VI, Inc.                   100%                Delaware
Resource Properties VII, Inc.                  100%                Delaware
Resource Properties VIII, Inc.                 100%                Delaware
Resource Properties IX, Inc.                   100%                Delaware
Resource Properties X, Inc.                    100%                Delaware
Resource Properties XI, Inc.                   100%                Delaware
Resource Properties XII, Inc.                  100%                Delaware
Resource Properties XIII, Inc.                 100%                Delaware
Resource Properties XIV, Inc.                  100%                Delaware
Resource Properties XV, Inc.                   100%                Delaware
Resource Properties XVI, Inc.                  100%                Delaware
Resource Properties XVII, Inc.                 100%                Delaware
Resource Properties XVIII, Inc.                100%                Delaware
Resource Properties XIX, Inc.                  100%                Delaware
Resource Properties XX, Inc.                   100%                Delaware
Resource Properties XXI, Inc.                  100%                Delaware
Resource Properties XXII, Inc.                 100%                Delaware
Resource Properties XXIII, Inc.                100%                Delaware
Resource Properties XXIV, Inc.                 100%                Delaware
Resource Properties XXV, Inc.                  100%                Delaware
Resource Properties XXVI, Inc.                 100%                Delaware
Resource Properties XXVII, Inc.                100%                Delaware
Resource Properties XXVIII, Inc.               100%                Delaware
Resource Properties XXIX, Inc.                 100%                Delaware
Resource Properties XXX, Inc.                  100%                Delaware
Resource Energy, Inc.                          100%                Delaware
Resource Well Services, Inc.                   100%                Delaware
Resource Management, Inc.                      100%                Delaware
RAI Financial, Inc.                            100%                Delaware
Rancho Investments, Inc.                       100%                Delaware
Resource Leasing, Inc.                         100%                Delaware
Fidelity Leasing, Inc.                         100%                Delaware
F.L. Partnership Management, Inc.              100%                Delaware
F.L. Financial Services, Inc.                  100%                Delaware